THE STANLEY WORKS

Convertible Note

No.1	$330,000,000

THE STANLEY WORKS., a corporation organized and existing under the laws of Connecticut (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Trust Company, N.A., as Purchase Contract Agent and attorney-in-fact for holders of Corporate Units (as defined in the Indenture herein after referred to), the principal sum as set forth in the Schedule of Increases or Decreases in Convertible Note attached hereto, on May 17, 2012 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2007, on said principal sum at said office or agency, in like coin or currency, at the annual rate of 3-month LIBOR, reset quarterly, minus 3.500% (but in no event less than 0%), from and including March 20, 2007, or from the most recent date to which interest has been paid or provided for, to but excluding the Purchase Contract Settlement Date, and thereafter quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2010 at the Reset Rate, or if there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, at the Initial Interest Rate. This Security shall bear interest, to the extent permitted by law, on any overdue principal, premium, if any and interest at the Initial Interest Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Remarketing Settlement Date, in each case, compounded quarterly. The Reset Rate, if any, shall be established pursuant to the terms of the Supplemental Indenture No.1 and the Remarketing Agreement. The amount of interest payable for any Interest Period will be computed on the basis of the actual number of days elapsed in the Interest Period divided by 360.

Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Convertible Note the right to convert this Convertible Note into cash and, if applicable, shares of Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Supplemental Indenture No.1. Such further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Convertible

Note shall not be entitled to any benefit under the within-mentioned Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

THE STANLEY WORKS

By: ________________________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	_____________________________

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: _________________________________________________
Authorized Officer

REVERSE OF CONVERTIBLE NOTE

                This Convertible Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series of Securities under an Indenture (the “Base Indenture”), dated as of Novermber 1, 2002, between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”) to JPMorgan Chase Bank, N.A., as supplemented by the Supplemental Indenture No.1, dated as of March 20, 2007, between the Company and the Trustee (the “Supplemental Indenture No.1” and, together with the Base Indenture so supplemented, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Convertible Notes and of the terms upon which the Convertible Notes are, and are to be, authenticated and delivered. This Convertible Note is one of the series designated on the face hereof.

All terms used in this Convertible Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

                If an Event of Default (other than an Event of Default specified in Section 6.02 of the Supplemental Indenture No.1 or clauses (7) or (8) of Section 5.1 of the Base Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Convertible Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Convertible Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.02 of the Supplemental Indenture No. 1 occurs, for the first 120 days after the occurrence of such an Event of Default, the sole remedy for such an Event of Default shall consist exclusively of a Holder’s right to receive an extension fee on the Convertible Notes in an amount equal to 0.25% of the principal amount of the Convertible Notes. On the 120th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 120th day), the principal of, premium, if any, and accrued and unpaid interest on all Convertible Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Convertible Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in clauses (7) or (8) of Section 5.1 of the Base Indenture occurs and is continuing, then the principal of and premium, if any, and interest accrued and unpaid on all the Convertible Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Convertible Notes.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Convertible Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Convertible Notes, subject to exceptions set forth in Section 9.2 of the Base Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Convertible Notes at the time outstanding may, on behalf of the Holders of all of the Convertible Notes, waive certain past defaults or Events of Default.

              No reference herein to the Indenture and no provision of this Convertible Note or of the Indenture shall impair, as among the Company and the Holder of the Convertible Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Convertible Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Convertible Notes shall be computed on the basis of the actual number of days elapsed in the Interest Period divided by 360.

                The Convertible Notes are issuable in fully-registered form, without coupons, in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Convertible Notes, Convertible Notes may be exchanged for a like aggregate principal amount of Convertible Notes of any other authorized denominations.

The Convertible Notes are not subject to redemption.

                Upon the occurrence of a Fundamental Change, Holders of Convertible Notes shall have the right to require the Company to repurchase all or a portion of their Convertible Notes pursuant to Section 3.01 of the Supplemental Indenture No.1.

                Subject to and in compliance with the provisions of the Indenture, the Holder hereof shall have the right to exchange each $1,000 principal amount of this Convertible Note into cash and, if applicable, shares of Common Stock as provided in Article 7 of the Supplemental Indenture No.1.

In the event the Holder surrenders this Convertible Note for conversion in connection with a Cash Merger, the Company will increase the Applicable

Conversion Rate by the Additional Cash Merger Shares as and when provided in the Supplemental Indenture No.1.

                No recourse for the payment of the principal of (including the Repurchase Price upon repurchase pursuant to Article 3 of the Supplemental Indenture No.1) or any premium, if any, or interest on this Convertible Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture (including the Supplemental Indenture No.1) or any supplemental indenture or in this Convertible Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Company, the Company or any of the Company’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Supplemental Indenture No.1 and the issue of this Convertible Note.

                 Pursuant to Section 8.04 of the Supplemental Indenture No.1, if there has not been a Successful Remarketing prior to the end of the second Remarketing Date, Holders of Convertible Notes will have the right (the “Put Right”) to require the Company to purchase such Convertible Notes on the Purchase Contract Settlement Date, in the case of Separate Convertible Notes upon a notice to the Trustee on or prior to the second Business Day prior to the Purchase Contract Settlement Date, at a price per Convertible Note to be purchased equal to the principal amount of the Convertible Note (the “Put Price”).

                 The Company agrees, and by acceptance of a Corporate Unit or a Separate Convertible Note, each holder of a Convertible Note and each holder of a Separate Convertible Note will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of a Convertible Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Convertible Note or Separate Convertible Note, as the case may be, as indebtedness for United States federal, state and local income and franchise tax purposes.

                 THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Convertible Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN—COM	as tenants in common	UNIF GIFT MIN ACT —___ Custodian ___

TEN—ENT	as tenant by the entireties	(Cust) (Minor)

JT—TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act

	as tenants in common	__________________________________________________
(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO: THE STANLEY WORKS
The Bank of New York Trust Company, N.A., as Trustee

                 The undersigned registered owner of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, shares of Common Stock, in accordance with the terms of the Supplemental Indenture No.1 referred to in this Convertible Note, and directs that the shares of Common Stock, if any, issuable and deliverable upon such conversion, together with any check in payment for cash, if any, payable upon conversion or for fractional shares and any Convertible Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture (including the Supplemental Indenture No.1). If shares or any portion of this Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Convertible Note.

Dated: __________________________

________________________________________________________

________________________________________________________
Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

________________________________________________________
Signature Guarantee

                 Fill in the registration of shares of Common Stock, if any, if to be issued, and Convertible Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

______________________________________________________
(Name)

______________________________________________________
(Street Address)

______________________________________________________
(City, State and Zip Code)

Principal amount to be converted (if less than all):

$_____________________________________________________

Social Security or Other Taxpayer Identification Number:

______________________________________________________

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Convertible Note in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO: THE STANLEY WORKS
The Bank of New York Trust Company, N.A., as Trustee

                 The undersigned registered owner of this Convertible Note hereby irrevocably acknowledges receipt of a notice from The Stanley Works (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Convertible Notes and requests and instructs the Company to repay the entire principal amount of this Convertible Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture (including the Supplemental Indenture No.1) at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Convertible Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

                 NOTICE: The signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Convertible Note in every particular without alteration or enlargement or any change whatever. Convertible Note Certificate Number (if applicable): ____________________________

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): ______________________

Social Security or Other Taxpayer Identification Number: ________________

Dated: _____________________________

________________________________________________________

________________________________________________________
Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

________________________________________________________
Signature Guarantee

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date: __________________________________

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

ASSIGNMENT

                 For value received ________________________________________ hereby sell(s) assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) ___________ shares of Common Stock, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said shares of Common Stock on the books of the Company, with full power of substitution in the premises.

Date: __________________________________

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. ASSIGNMENT

SCHEDULE OF INCREASES OR DECREASES IN CONVERTIBLE NOTE

The initial principal amount of this Convertible Note is $330,000,000. The following increases or decreases in a part of this Convertible Note have been made:

Date	Amount of decrease in principal amount of this Convertible Note	Amount of increase in principal amount of this Convertible Note	Principal amount of this Convertible Note following such decrease or increase	Signature of authorized officer of Trustee